UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 9, 2012

LIBERTY INTERACTIVE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.
Englewood, Colorado 80112
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Items

On August 9, 2012, Liberty Interactive Corporation (the “Company”), completed a previously announced transaction whereby it recapitalized its common stock into two tracking stocks, the Liberty Interactive tracking stock and the Liberty Ventures tracking stock (the “recapitalization”). Immediately following the recapitalization, the Company distributed, by means of a dividend (the “distribution”), to holders of its Series A Liberty Interactive common stock and Series B Liberty Interactive common stock as of 5:00 p.m. New York City time on August 9, 2012 (the “distribution record date”) (i) shares of its newly created Series A and Series B Liberty Ventures common stock and (ii) transferable subscription rights to purchase shares of Series A Liberty Ventures common stock (each such right, a “Series A Right”) in a rights offering to follow the distribution.

In the distribution, (i) each holder of the Company's Series A Liberty Interactive common stock received (a) 0.05 of a share of Series A Liberty Ventures common stock for each share of Series A Liberty Interactive common stock held by them as of the distribution record date and (b) 1/3 of a Series A Right for each share of Series A Liberty Ventures common stock received by such holder in the distribution, and (ii) each holder of the Company's Series B Liberty Interactive common stock as of the distribution record date received (a) 0.05 of a share of Series B Liberty Ventures common stock for each share of Series B Liberty Interactive common stock held by them as of the distribution record date and (b) 1/3 of a Series A Right for each share of Series B Liberty Ventures common stock received by such holder in the distribution. Cash will be issued in lieu of fractional shares of Liberty Ventures common stock, and fractional Series A Rights were rounded up to the nearest whole right. No rights to purchase shares of Series B Liberty Ventures common stock were issued in the distribution.

The Company anticipates that the rights offering will commence once the per share subscription price of the Series A Rights has been determined and announced, as described in more detail in the proxy statement/prospectus contained in Amendment No. 3 to the Company's Registration Statement on Form S-4, as filed with the Securities and Exchange Commission on June 29, 2012, relating to the recapitalization, distribution and the rights offering (the “Form S-4”).

The assets and liabilities attributed to each tracking stock group in connection with the recapitalization did not change materially from those amounts disclosed and discussed in the Form S-4, with the exception of the amount of anticipated outstanding principal under the QVC Bank Credit Facilities.  The Company previously disclosed an expected range of outstanding principal at the time of the recapitalization of $1.1 billion to $1.3 billion based on estimated cash balances at QVC, Inc. and outstanding principal on the date the Form S-4 was filed.  The Company notes that due to higher than expected cash balances at QVC as of the date of the recapitalization, the outstanding principal under the QVC Bank Credit Facilities was less than $900 million on the date of the recapitalization.  The Company cannot make any assurances that the balance of the QVC Bank Credit Facilities will remain constant.  The balance of the QVC Bank Credit Facilities fluctuates based on management's understanding and estimation of cash needs or surplus in any given period.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Name

99.1	Press Release dated August 9, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2012

LIBERTY INTERACTIVE CORPORATION

By:     /s/ Wade Haufschild
Name:    Wade Haufschild

Title:	Vice President

EXHIBIT INDEX

Exhibit No.	Name

99.1	Press Release dated August 9, 2012

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